Exhibit h

MCG CAPITAL CORPORATION

                     Shares

Common Stock

($.01 par value per Share)

UNDERWRITING AGREEMENT

                    , 20

UNDERWRITING AGREEMENT

                    , 20__

[INSERT NAMES OF REPRESENTATIVES]

c/o [INSERT NAME AND ADDRESS OF LEAD UNDERWRITER]

Ladies and Gentlemen:

MCG Capital Corporation, a Delaware corporation (the “Company”) proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative(s), an aggregate of                      shares of common stock, $.01 par value per share (the “Common Stock”), of the Company, consisting of                      shares (the “Firm Shares”) and at the option of the Underwriters solely for the purpose of covering over-allotments, an additional                      shares (the “Additional Shares,” and together with the Firm Shares, the “Shares”) of Common Stock to be issued and sold by the Company. The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-121358) (the “registration statement”) for the registration of the Shares and certain other securities described therein under the Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Act. Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the exhibits and schedules thereto, at the time it became effective (the “Effective Time”), including the information, if any, deemed to be a part of the registration statement at the Effective Time pursuant to Rule 430C and Rule 497 under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Base Prospectus,” as used herein, means any base prospectus contained in the Registration Statement and furnished to you by the Company and attached to or used with a Pre-Pricing Prospectus or the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 497 under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

As used in this Agreement, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $                     per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Pre-Pricing Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by [INSERT NAME OF LEAD UNDERWRITER] on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as [INSERT NAME OF LEAD UNDERWRITER] may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on                     , 20     (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Nelson Mullins Riley & Scarborough at 101 Constitution Avenue, Suite 900, Washington, D.C. 20001, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has been declared effective by the Commission or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Pre-Pricing Prospectus or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(b) the Registration Statement complied when it became effective and the Pre-Pricing Prospectus, when considered together with the pricing terms and other information set forth on Exhibit [_] hereto (the “Pricing Information”) to be set forth in the Prospectus, as of          p.m., New York City Time, on                     , 20     (the “Applicable Time”), complied in all material respects with, and the Pre-Pricing Prospectus and the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with, the requirements of the Act as applicable to business development companies and with the applicable rules and regulations of the Commission thereunder; the conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement, when it became effective, and any supplement or amendment thereto, as of its effective date, did not and will not, at the time of purchase and each additional time of purchase, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, when considered together with the Pricing Information as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement and any supplement thereto, as of its date, and at the time of purchase and any additional time of purchase, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided the representations and warranties set forth in this Section 3(b) do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, any Pre-Pricing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter in writing expressly for use therein; the Company has not distributed and will not distribute, prior to the later of the time of purchase, the final additional time of purchase (if applicable) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the public offering and sale of the Shares other than a Pre-Pricing Prospectus, the Prospectus or the Registration Statement;

(c) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization,” and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the additional time of purchase, to the issuance of the Additional Shares); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(e) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(f) as of the Applicable Time, the Company owns all of the issued and outstanding capital stock of each of its subsidiaries (as such term is defined under the Act), excluding (i) any of the entities listed on the Schedule of Investments contained in the Pre-Pricing Prospectus or Prospectus or any portfolio transaction occurring after                     , 20__, (ii) any entity formed for the purpose of holding any securities of, or assets formerly held by, any of the entities listed on the Schedule of Investments contained in the Pre-Pricing Prospectus or Prospectus or any portfolio transaction occurring after                     , 20__, (iii) any subsidiaries with no assets (aside from de minimis capital contributions), liabilities or operations (each such entity a “Subsidiary” and collectively the “Subsidiaries”); complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly formed or incorporated and is validly existing as a limited liability company, business trust or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with full limited liability company, business trust or corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pre-Pricing Prospectus and the Prospectus; each Subsidiary is duly qualified to do business as a foreign limited liability company, business trust or corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding limited liability company interests, beneficial interests or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned, directly or indirectly, by the Company subject to no security interest or other encumbrance; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into limited liability company interests, beneficial interests or shares of capital stock in the Subsidiaries are outstanding;

(g) the Shares have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (C) any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule, or (E) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Global Market (the “Nasdaq”)), or (F) any decree, judgment or order applicable to it or any of its properties, except, with respect to clauses (B), (C), (D) and (E), to the extent that such contravention would not have a Material Adverse Effect;

(k) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (C) any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule, or (E) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq, or (F) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, with respect to clauses (B), (C), (D) and (E), to the extent that such contravention would not have a Material Adverse Effect;

(l) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority

(including, without limitation, the Nasdaq), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares, or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any 462(b) Registration Statement, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of the “National Association of Securities Dealers, Inc. (the “NASD”);

(m) except as described in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(n) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq), except any such action legal or governmental proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(p) to the Company’s knowledge, Ernst & Young, LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder (as set forth in the Code of Federal Regulations (“CFR”));

(q) the financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout all periods ending prior to January 1,             , in conformity with generally accepted accounting principles consistently applied throughout all periods beginning on or after January 1,              and ending prior to December 1,              and in conformity with generally accepted accounting principles consistently applied throughout all periods ending after December 1,             ; the other financial data contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the financial statements; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Act;

(r) subsequent to the date of the Pre-Pricing Prospectus and the Prospectus (excluding any amendments or supplements thereto made after the execution of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or material change in outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(s) the Company has elected to be regulated as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission;

(t) (i) the Company’s and its Subsidiaries’ current business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to business development companies and, after giving effect to the issuance and sale of the Firm Shares and the Additional Shares, will be in compliance in all material respects with such provisions and rules and regulations (as set forth in the CFR);

(ii) during the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

(u) the provisions of the corporate charter and Bylaws of the Company and the investment objective, policies and restrictions described in, the Pre-Pricing Prospectus and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries do not and will not cause the Company to be in violation of, in any material respect, the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a business development company;

(v) neither the Company nor any of its Subsidiaries owns any real property; the Company and each of the Subsidiaries have good and marketable title to all personal property described the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as being owned by any of them, free and clear of all liens, security interests or other encumbrances except as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all the property described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries;

(w) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and except to the extent that the failure to timely file or timely pay would not have a Material Adverse Effect;

(x) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(y) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(z) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15f and 15d-15f under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and (iii) any change in the Company’s internal control over financial reporting that occurred during the quarter ended                     , 20     that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and any such change is disclosed in the Company’s Form 10-Q for the quarter ended                     , 20__; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure control and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting that could materially affect internal control over financial reporting, including any material corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct;

(aa) all statistical or market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”);

(cc) neither the Company nor any of its Subsidiaries is a lender (other than for trade payables) to or owns any equity interests in any entity, including, without limitation, the entities listed on the Schedule of Investments contained in the Pre-Pricing Prospectus and the Prospectus or any portfolio transaction occurring after                     , 20__, that is subject to sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury;

(dd) neither the Company nor any of the Subsidiaries does business with the government of Cuba within the meaning of Section 517.075, Florida Statutes;

(ee) the Company has not received any notice from the Nasdaq regarding the delisting of the Common Stock from the Nasdaq;

(ff) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(gg) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus;

(hh) the statements set forth in the Pre-Pricing Prospectus and the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Certain U.S. Federal Income Tax Considerations” and “Regulation as a Business Development Company,” insofar as they purport to describe the provisions of the laws referred to therein, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, fairly describe such terms or provisions in all material respects;

(ii) the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since December 4, 2001 (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since December 4, 2001, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect;

(jj) the Company has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any officer or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002; and

(kk) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), the form set forth as Exhibit C hereto, of each of the individuals listed in Schedule B hereto.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as reasonably practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Pre-Pricing Prospectus and the Prospectus (or of the Pre-Pricing Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver, in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430C under the Act is used, when the Pre-Pricing Prospectus and the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Act (which the Company agrees to file in a timely manner in accordance with such Rule);

(d) to advise you promptly, and, if requested, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e) subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered in connection with any sale of Shares;

(f) if necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered in connection with any sale of Shares, which event could require the making of any change in the Pre-Pricing Prospectus or the Prospectus then being used so that the Pre-Pricing Prospectus or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Pre-Pricing Prospectus or Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than                     ,             ;

(i) to furnish to you four (4) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

(j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

(k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Pre-Pricing Prospectus and the Prospectus;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of the Pre-Pricing Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, and (viii) the performance of the Company’s other obligations hereunder; it is understood, however, that, except as provided in this Section, and Sections 5 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make;

(m) beginning on the date hereof and ending on, and including, the date that is                      (__) days after the date hereof (the “Lock-Up Period”), without the prior written consent of [INSERT NAME OF LEAD UNDERWRITER], not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of

Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except, in each case, for (A) the sale by the Underwriters of the Shares pursuant to this Agreement and, (B) issuances of Common Stock pursuant to any employee or director compensation, dividend reinvestment, savings, benefit or other plan or arrangement of the Company existing as of the date hereof (excluding the exhibits thereto); provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(m) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(n) not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus or the Prospectus;

(o) the Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(p) to use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq and to maintain such listing; and

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to [INSERT NAME OF LEAD UNDERWRITER], substantially in the form set forth in Exhibit A hereto.

(b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of the Pre-Pricing Prospectus, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by [INSERT NAME OF LEAD UNDERWRITER].

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to [INSERT NAME OF LEAD UNDERWRITER].

(d) No Pre-Pricing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall have been filed to which you shall have objected in writing.

(e) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Pre-Pricing Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(f) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Pre-Pricing Prospectus, the Prospectus or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer, its Chief Financial Officer, and its President and Chief Operating Officer dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(h) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates from appropriate officials evidencing the good standing of the Company and its Subsidiaries in Delaware or such other state of formation or incorporation of such subsidiary.

(i) The Shares shall have been approved for quotation on the Nasdaq, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(kk) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k) Provided that the Underwriters will have used their best efforts to receive a “no objections” statement from the NASD, the NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the discretion of [INSERT NAME OF LEAD UNDERWRITER], if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Pre-Pricing Prospectus and the Prospectus there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of [INSERT NAME OF LEAD UNDERWRITER], make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pre-Pricing Prospectus and the Prospectus, or (b) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the judgment of [INSERT NAME OF LEAD UNDERWRITER], makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If [INSERT NAME OF LEAD UNDERWRITER] elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the “Control Person”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, any such Control Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date (or in the Registration Statement as amended by any post-effective amendment thereof by the Company, as of its effective date), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Pre-Pricing Prospectus, when considered together with the Pricing Information, and the Prospectus (and any amendments or supplements thereto), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Pre-Pricing Prospectus, when considered together with the Pricing Information, and such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Pre-Pricing Prospectus, when considered together with the Pricing Information, and such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Pre-Pricing Prospectus, when considered together with the

Pricing Information, and such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any Control Person of the Company, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any such Control Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless and only to the extent that the ability of the indemnifying party to contest, defend or settle with respect to such proceeding is thereby demonstrably and materially prejudiced. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any Control Person (including each partner, officer or director of such person) of an Underwriter or by or on behalf of the Company, its directors or officers or any Control Person of the Company, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Pre-Pricing Prospectus or the Prospectus.

(g) Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification or contribution under this Agreement, in violation of Section 17(i) of the Investment Company Act.

10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Pre-Pricing Prospectus and the Prospectus and the statements set forth in paragraphs      under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to [INSERT NAME AND ADDRESS OF LEAD UNDERWRITER], Attention:                      and, if to the Company, shall be sufficient in all

respects if delivered or sent to the Company at the offices of the Company at the address in the Registration Statement, Attention: General Counsel.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the [INSERT COURTS IN LOCATION OF UNDERWRITER], which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. [RESERVED] [NOTE: THIS SECTION WOULD INCLUDE ANY PROVISION REQUIRED BY A PARTICULAR UNDERWRITER SUCH AS STATEMENTS THAT THE UNDERWRITER IS A SEPARATE CORPORATE ENTITY FROM ITS PARENT.]

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

MCG CAPITAL CORPORATION

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A.

[INSERT NAMES OF REPRESENTATIVES]

By:	[INSERT NAME OF LEAD UNDERWRITER]

By:
Name:
Title:

By:
Name:
Title: